Exhibit 10.7

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2020, by and between B. Riley Principal Merger Corp. II, a Delaware corporation (“BMRG”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, BMRG is entering into an agreement (the “Business Combination Agreement”) for a business combination (the “Business Combination”) with Eos Energy Storage LLC, a Delaware limited liability company (the “Target”);

WHEREAS, in connection with the Business Combination, the Subscriber desires to subscribe for and purchase from BMRG, immediately prior to the consummation of the Business Combination, that number of shares of BMRG’s Class A common stock, par value $0.0001 per share (“Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”), for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), in a private placement (the “Private Placement”), and BMRG desires to issue and sell to the Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to BMRG; and

WHEREAS, concurrently with the execution of this Subscription Agreement, BMRG is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with the Subscriber, the “Subscribers”), pursuant to which such investors have agreed to purchase on the closing date of the Business Combination (the “Closing Date”), inclusive of the Subscribed Shares, an aggregate amount of up to [ ] shares of Common Stock, at the Per Share Price (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Collective Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), the Subscriber hereby agrees to subscribe for and purchase, and BMRG hereby agrees to issue and sell to the Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to the consummation of the Business Combination.

(b) At least five (5) Business Days before the anticipated Closing Date, BMRG shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to BMRG. No later than two (2) Business Days after receiving the Closing Notice, the Subscriber shall deliver to BMRG such information as is reasonably requested in the Closing Notice in order for BMRG to issue the Subscribed Shares to the Subscriber. The Subscriber shall deliver to BMRG, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after BMRG or its transfer agent (the “Transfer Agent”) delivers evidence of the issuance to the Subscriber of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by BMRG to the Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) written notice from BMRG or the Transfer Agent evidencing the issuance to the Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Business Combination does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, BMRG shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Subscriber to BMRG by wire transfer in immediately available funds to the account specified by the Subscriber, and any book entries showing the Subscriber as the owner of the Subscribed Shares shall be deemed cancelled. BMRG’s obligation under the immediately preceding sentence shall survive any termination of this Agreement. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

3. Closing Conditions.

(a) The Closing shall be subject to the satisfaction or valid waiver by BMRG, on the one hand, and such Subscriber, on the other hand, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) all conditions precedent to the closing of the Business Combination, including the approval of BMRG’s stockholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination, including without limitation as a result of the Private Placement).

(b) The obligation of BMRG to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by BMRG of the additional conditions that, on the Closing Date, with respect to the Subscriber:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligation of the Subscriber to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of BMRG contained in this Subscription Agreement shall be true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or BMRG Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than the representations and that are qualified as to materiality or BMRG Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

(ii) BMRG shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(d) Prior to or at the Closing, the Subscriber shall deliver to BMRG a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. BMRG Representations and Warranties. BMRG represents and warrants to the Subscriber that:

(a) BMRG is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Subscribed Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under BMRG’s amended and restated certificate of incorporation (as amended) or under the laws of the State of Delaware.

(c) This Subscription Agreement has been duly executed and delivered by BMRG and, assuming the due authorization, execution and delivery of the same by the Subscriber, is the valid and legally binding obligation of BMRG, enforceable against BMRG in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by BMRG with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BMRG pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BMRG is a party or by which BMRG is bound or to which any of the property or assets of BMRG is subject, which would have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of BMRG, taken as a whole, or the ability of BMRG to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares (a “BMRG Material Adverse Effect”); (ii) the organizational documents of BMRG; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BMRG or any of its properties that would have a BMRG Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Subscriber, BMRG is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance by BMRG of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iv) a filing with the SEC of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, (v) filings or approvals required by the NYSE or Nasdaq, (vi) those required to consummate the Business Combination as provided by the Business Combination Agreement, (vii) the filing of notification under the Hart Scott Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a BMRG Material Adverse Effect.

(f) The authorized and issued capital stock of BMRG are as set forth in BMRG’s prospectus filed pursuant to Rule 424(b)(4) on May 20, 2020 (the “Prospectus”). All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the Prospectus, other subscription agreements for the Private Placement and the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from BMRG any shares of Common Stock or other equity interests in BMRG (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests.

(g) BMRG has made available to the Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by BMRG with the SEC since its initial public offering (“IPO”). None of BMRG’s filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The issued and outstanding shares of BMRG’s Common Stock (which prior to the closing of the Business Combination is named Class A common stock and upon such closing will be renamed common stock) are registered pursuant to Section 12(b) of the Exchange Act and are currently listed for trading on the NYSE under the symbol “BMRG.” Other than as has been disclosed by BMRG in its filings with the SEC, there is no suit, action, proceeding or investigation pending or, to the knowledge of BMRG, threatened against BMRG by the NYSE or the SEC with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE.

(i) BMRG is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of BMRG, any person on behalf of BMRG, including without limitation B. Riley FBR, Inc. and any other placement agent for the sale of the Subscribed Shares (each a “Placement Agent”), or any of BMRG’s affiliates (collectively, the “BMRG Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to BMRG, this offering or the Business Combination, and the BMRG Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Subscriber in Section 6 and in any certificate or agreement delivered pursuant hereto, BMRG specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Subscriber Party (as defined below).

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to BMRG that:

(a) The Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by the Subscriber, and assuming the due authorization, execution and delivery of the same by BMRG, this Subscription Agreement shall constitute the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 1 of this Subscription Agreement.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by the Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares (a “Subscriber Material Adverse Effect”).

(d) The Subscriber (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided BMRG with the requested information on Schedule A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e) The Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to BMRG or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Subscribed Shares shall contain a legend to such effect. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) The Subscriber understands and agrees that the Subscriber is purchasing the Subscribed Shares directly from BMRG. The Subscriber further acknowledges that there have not been, and the Subscriber is not relying on, any representations, warranties, covenants or agreements made to the Subscriber by BMRG, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of BMRG included in this Subscription Agreement.

(g) In making its decision to purchase the Subscribed Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by BMRG (other than as set forth herein) or any Placement Agent concerning BMRG, the Business Combination or the Subscribed Shares. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to BMRG, the Business Combination and the Target. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. The Subscriber acknowledges that certain information provided by BMRG was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(h) The Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between the Subscriber and BMRG or by means of contact from any Placement Agent, and the Subscribed Shares were offered to the Subscriber solely by direct contact between the Subscriber and BMRG or by contact between the Subscriber and any Placement Agent. The Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that BMRG represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(i) The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Subscriber has had an opportunity to seek, and has sought, such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(j) The Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in BMRG. The Subscriber acknowledges specifically that a possibility of total loss exists.

(k) The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) The Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of BMRG.

(m) The Subscriber acknowledges and agrees that the book-entry position representing the Subscribed Shares (or each certificate representing such securities if subsequently requested and obtained by the Subscriber) will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

(n) The Subscriber’s acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(o) If the Subscriber is not a U.S. person as defined in Rule 902 under the Securities Act or a United States person as defined in the Code, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subscribed Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subscribed Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subscribed Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Subscribed Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(p) The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber also represents that, to the extent required, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Subscribed Shares were legally derived.

(q) The Subscriber acknowledges that in connection with the offer and sale of the Subscribed Shares, (i) no disclosure or offering document has been delivered to the Subscriber by any Placement Agent or any of their respective affiliates and (ii) no Placement Agent has acted as the Subscriber’s financial advisor or fiduciary.

(r) Except for the specific representations and warranties contained in this Section 6 and in any certificate or agreement delivered pursuant hereto, none of the Subscriber nor any person acting on behalf of the Subscriber nor any of the Subscriber’s affiliates (the “Subscriber Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Subscriber and this offering, and the Subscriber Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by BMRG in Section 5 of this Subscription Agreement and in any certificate or agreement delivered pursuant hereto, the Subscriber specifically disclaims that it, or anyone on its behalf, is relying upon any representations or warranties that may have been made by BMRG or any person acting on behalf of BMRG or any of BMRG’s affiliates.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(t) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither BMRG, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

7. Registration of Subscribed Shares.

(a) BMRG agrees that, prior to the Closing Date, BMRG will file with the SEC (at BMRG’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and BMRG shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing, but no later than sixty (60) calendar days following the Closing Date (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and receives comments from, the SEC. BMRG will provide a draft of the Registration Statement to the Subscriber for review at least two (2) business days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the SEC prevents BMRG from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. BMRG agrees that BMRG will cause such Registration Statement to remain effective until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.

(b) BMRG further agrees that, in the event that the Registration Statement has not been declared effective by the Effectiveness Deadline (a “Registration Default” and the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights may have hereunder or under applicable law, on the Default Date and on each monthly anniversary of such Default Date (if the Registration Default shall not have been cured by such date) until the Registration Default is cured, BMRG shall pay to Subscriber an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the Purchase Price paid by Subscriber pursuant to this Subscription Agreement for any Subscribed Shares held by Subscriber on the Default Date; provided, however, that if Subscriber fails to provide BMRG with any information requested by BMRG that is required to be provided in such Registration Statement with respect to such Subscriber as set forth herein, then, for purposes of this Section 7, the Effectiveness Deadline shall be extended until two (2) Business Days following the date of receipt by BMRG of such required information from Subscriber; and in no event shall BMRG be required hereunder to pay to such Subscriber pursuant to this Subscription Agreement an aggregate amount that exceeds 12.0% of the Purchase Price paid by Subscriber for its Subscribed Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. BMRG shall deliver the cash payment to Subscriber with respect to any Liquidated Damages by the fifth Business Day after the date payable. If BMRG fails to pay said cash payment to Subscriber in full by the fifth Business Day after the date payable, BMRG will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to Subscriber, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude Subscriber from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 7 in accordance with applicable law.

(c) For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, BMRG will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to BMRG), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Shares to BMRG (or its successor) upon request to assist BMRG in making the determination described above. BMRG’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to BMRG such information regarding the Subscriber, the securities of BMRG held by the Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by BMRG to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as BMRG may reasonably request that are customary of a selling stockholder in similar situations. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. BMRG may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of BMRG or would require premature disclosure of information that could materially adversely affect BMRG (each such circumstance, a “Suspension Event”); provided, that, (i) BMRG shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) BMRG shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from BMRG (which notice shall not contain any material non-public information regarding BMRG) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which BMRG agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by BMRG that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by BMRG unless otherwise required by law or subpoena. If so directed by BMRG, the Subscriber will deliver to BMRG or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) BMRG shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by BMRG of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to BMRG by the Subscriber expressly for use therein. BMRG shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which BMRG is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by the Subscriber. Notwithstanding the forgoing, BMRG’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of BMRG (which consent shall not be unreasonably withheld or delayed).

(e) The Subscriber shall, severally and not jointly with any other subscriber in this offering, indemnify and hold harmless BMRG, its directors, officers, agents and employees, each person who controls BMRG (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to BMRG by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. The Subscriber shall notify BMRG promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Subscriber is aware. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms and (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. BMRG shall promptly notify the Subscriber of any termination of the Business Combination Agreement promptly after the termination thereof.

9. Additional Agreements and Waivers of the Subscriber.

(a) The Subscriber hereby acknowledges that BMRG has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BMRG’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of BMRG entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with BMRG, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 9(a) shall be deemed to limit the Subscriber’s right to distributions from the Trust Account in accordance with BMRG’s amended and restated certificate of incorporation in respect of Common Stock of BMRG acquired by any means other than pursuant to this Subscription Agreement.

(b) The Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to securities of BMRG during the period of the date of this Subscription Agreement through the Closing.

(c) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

10. Miscellaneous.

(a) All notices and other communications given or made pursuant to this Subscription Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to BMRG shall be sent to: 299 Park Avenue, 21st Floor, New York, New York 10171, Attn: Daniel Shribman, email: dshribman@brileyfin.com, with a copy to BMRG’s counsel at: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

All communications to the Subscriber shall be sent to the Subscriber’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to BMRG or to any Placement Agent may be transferred or assigned.

(c) BMRG may request from the Subscriber such additional information as BMRG may deem necessary to evaluate the eligibility of the Subscriber to acquire the Subscribed Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(d) The Subscriber acknowledges that BMRG and any Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify BMRG if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Subscriber agrees that the purchase by the Subscriber of the Subscribed Shares from BMRG at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. The Subscriber further acknowledges and agrees that the Target and any Placement Agent are third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 6 of this Subscription Agreement. BMRG acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, BMRG agrees to promptly notify the Subscriber if any of the acknowledgements, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. BMRG agrees that the sale by it of the Subscribed Shares to the Subscriber at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such sale.

(e) Each of BMRG and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought; provided, that, this Subscription Agreement may be amended, modified, waived or terminated with the written consent of BMRG and the Subscribers then holding a majority of the Collective Subscribed Shares then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 10(g), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. BMRG shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally, (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber, (iii) any amendment to Section 5(h) or Section 7 of this Subscription Agreement shall require the consent of the undersigned Subscriber and (iv) any amendment to Section 5, Section 10(d), this Section 10(g) and Section 11 may not be amended, terminated or waived in a manner that is material and adverse to any Placement Agent without the written consent of such Placement Agent.

(h) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as specifically set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective permitted successor and assigns.

(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) Except as otherwise provided in Section 10(d) of this Subscription Agreement, this Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. THE PARTIES (I) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBSCRIPTION AGREEMENT, (II) AGREE NOT TO COMMENCE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBSCRIPTION AGREEMENT EXCEPT IN STATE COURTS OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (III) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SUBSCRIPTION AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(o) BMRG agrees that it will not, without the prior written consent of the Subscriber, use in advertising or otherwise use publicly the name of the Subscriber with respect to this Subscription Agreement; provided, however, that BMRG may identify the Subscriber (i) as required by applicable law, rule or regulation, including as may be required in any securities filings made in connection with the Business Combination and in the Registration Statement, (ii) in information and documents submitted to its stockholders seeking required consents or waivers to transactions or other actions that require such consent or waiver, and (iii) other non-public communications with third parties where disclosure of the capitalization of BMRG is required.

11. Exculpation. The Subscriber agrees that no other subscriber for shares of Common Stock of BMRG in connection with the Business Combination, nor any Placement Agent, shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection therewith. BMRG agrees that the Subscriber shall not be liable for any action taken or omitted to be taken by any other subscriber of shares of Common Stock in connection with the Business Combination.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of BMRG and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

B. RILEY PRINCIPAL MERGER CORP. II

By:
Name:
Title:

[Signature Page to BMRG Subscription Agreement]

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered (if different): _________________________

Number of Subscribed Shares subscribed for:	_____________________
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$____________________

[Signature Page to BMRG Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

This Schedule A must be completed and signed by the Subscriber and constitutes part of the Subscription Agreement

A.	ACCREDITED INVESTOR STATUS

(Please check the applicable boxes):

☐	The Subscriber is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act for one or more of the following reasons:

☐	The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	The Subscriber is an insurance company, as defined in Section 2(13) of the Securities Act.

☐	The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	The Subscriber is a corporation, Massachusetts or similar business trust, limited liability company, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	The Subscriber is a director or executive officer of BMRG.

☐	The Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability.

☐	The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	The Subscriber is an entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

A-1

B.	AFFILIATE STATUS

(Please check the applicable box)

The Subscriber:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of BMRG or acting on behalf of an affiliate of BMRG.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

A-2